Exhibit 11.  Computation Re: Earnings Per Share
                (amounts in thousands, except per share amounts) (unaudited)

                          ------------------------------------------------  -----------------------------------------------
                                    Three Months Ended,                                Six Months Ended,
                          ------------------------ -----------------------  ------------------------ ----------------------
                              June 30, 2006           June 30, 2005             June 30, 2006           June 30, 2005
                          ------------------------ -----------------------  ----------------------- -----------------------
                                  Weighted   Per          Weighted   Per           Weighted   Per          Weighted   Per
                                  Average   Share          Average  Share          Average   Share         Average   Share
                          Income  Shares   Amount  Income  Shares  Amount   Income Shares   Amount  Income  Shares   Amount
                          ------- -------- ------- ------ -------- -------  ------ ------- -------  ------ -------- -------
Basic Earnings per
   Common Share
Income available to
   common shareholders    $4,104   20,271   $0.20  $4,515   19,153  $0.24   $8,633   20,251  $0.43  $8,935  19,143    $0.47
                                            =====                   =====                    =====                    =====

Effect of Dilutive Shares
Options issued to
   management                         587                      444                      535                    433
                                   ------                   ------                   ------                  -----

Diluted Earnings per
   Common Share           $4,104   20,858   $0.20  $4,515   19,597  $0.23   $8,633   20,786  $0.42  $8,935  19,576    $0.46
                          ======   ======   =====  ======   ======  =====   ======   ======  =====  ======  ======    =====
